                                                                     EXHIBIT 4.4

               [SPECIMEN OF JUNIOR SUBORDINATED DEBT SECURITIES]

Registered No. R-                                  PRINCIPAL AMOUNT
CUSIP No.:  743862 AB 0                           --[_____________]--



                           PROVIDENT COMPANIES, INC.

                 7.405% JUNIOR SUBORDINATED DEBENTURE, SERIES A

                               DUE March 15, 2038


          Provident Companies, Inc., Delaware corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to, The Chase Manhattan Bank as Property Trustee under the Declaration (as defined herein) or registered assigns, the principal sum of ________________________ ($_________) on March 15,
2038 (the "Stated Maturity"), or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture. The Company further promises to pay interest on said principal sum from March 16, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on March 15 and September 15 of each year commencing September 15, 1998, at the rate of 7.405% per annum together with Additional Sums, if any, as provided in Section 1013 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment, provided that any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

          The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed this 16th day of March, 1998.

                                   PROVIDENT COMPANIES, INC.


                                   By:
                                      ------------------------
                                      Ralph A. Rogers, Jr.
Attest:                               Senior Vice President and Treasurer

By:
   --------------------------------
   Susan N. Roth
   Vice President, Counsel and
     Secretary

                         CERTIFICATE OF AUTHENTICATION


        This is one of the Debentures described in the within-mentioned
Indenture.

Dated:  March 16, 1998


                                           Chase Manhattan Bank as Trustee
                                           and Authentication Agent


                                           By:
                                              -------------------------------
                                           Name:
                                           Title:

                         [FORM OF REVERSE OF DEBENTURE]

                 7.405% JUNIOR SUBORDINATED DEBENTURE, SERIES A
                                  (CONTINUED)


          This Debenture is one of the subordinated debt securities of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of March 16, 1998 (the "Indenture") duly executed and delivered between the Company and The Chase Manhattan Bank, as Indenture Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the 7.405% subordinated debentures (the "Subordinated Debentures") series designated herein limited in aggregate principal amount to $309,278,000.

          Because of the occurrence and continuation of a Special Event, in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, Eastern Standard Time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Debenture at the option of the Company, days, in certain circumstances, upon the occurrence of a Special Event, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures or (ii) the sum determined by an agent of the present value of (x) 100% of the principal amount of the Debentures that would be payable on March 15, 2038 and (y) scheduled payments of interest from the prepayment date to March 15, 2038, in each case discounted to the date of such redemption on a semi-annual basis. Any redemption pursuant to this paragraph shall be made within 90 days of the occurrence of a Special Event.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture (including Additional Interest) at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to ten consecutive semi-annual periods (each, an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed ten consecutive semi-annual periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

          No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, or any agent of the Company or the Trustee, may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debentures Registrar shall be affected by any notice to the contrary.

          The Company and, by its acceptance of this Debenture or a beneficial interest herein, the Holder of, and any person that acquires a beneficial interest in, this Debenture agrees that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

          THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Debentures are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof.

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Amended and Restated Declaration of Trust dated March 16, 1998 (as modified, amended or supplemented from time to time, the "Declaration"), relating to Provident Financing Trust I (the "Trust") among the Company, as Depositor, the Trustees named therein and to Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

                                      -3-